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                                                                 EXHIBIT 99.6(b)
                                   AMENDMENT

This amendment ("Amendment") is entered into as of the 31st day of October, 2001, by and between United Investors Life Insurance Company (the "Company"), INVESCO Funds Group, Inc. (the "Adviser"), INVESCO Distributors, Inc. (the "Distributor"), and INVESCO Variable Investment Funds, Inc. (the "Fund").

WHEREAS, the Parties have previously executed a Participation Agreement dated July 8, 1998 ("Agreement");

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement, each party agrees to maintain all information about the other party that it may acquire pursuant to this Agreement in confidence, and each party agrees not to use, or permit the use of, any such information for any purpose except that set forth herein, or to disclose any such information to any person, without the prior written consent of the other party. This provision shall survive the termination of this Agreement.

2. Notices. All notices required to be made to INVESCO Funds Group, Inc., INVESCO Distributors, Inc., and INVESCO Variable Investments Funds, Inc. under this agreement shall be made to the following address:

                          4350 South Monaco Street
                          Denver, Colorado 80237
                          Attn.:  Legal Department

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.




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Except as expressly amended hereby, the Agreement remains in full force and effect.


INVESCO Funds Group, Inc.

Signature: /s/ Ronald L. Grooms

Name:   Ronald L. Grooms, Senior Vice President
Date:   October 15, 2001


INVESCO Distributors, Inc.

Signature: /s/ Ronald L. Grooms

Name:   Ronald L. Grooms, Senior Vice President
Date:   October 15, 2001


INVESCO Variable Investment Funds, Inc.

Signature: /s/ Ronald L. Grooms

Name:   Ronald L. Grooms, Treasurer
Date:   October 15, 2001


United Investors Life Insurance Company

Signature:  /s/ John H. Livingston

Name/Title: John H. Livingston, Secretary & Counsel

Date: As of 10/15/2001



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